Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Westrock Coffee Company of our report dated March 11, 2022, except for the revenue by geographic location in Note 18, as to which the date is July 15, 2022, relating to the financial statements of Westrock Coffee Holdings, LLC, which appears in the Registration Statement on Form S-4 (No. 333-264464) of Westrock Coffee Holdings, LLC.

/s/ PricewaterhouseCoopers LLP
Little Rock, Arkansas
August 29, 2022